Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS SECOND QUARTER CONSOLIDATED NET LOSS OF $1.9 MILLION, OR $0.04 PER DILUTED SHARE

Strong growth in loan origination and continued expansion of asset management activities offset by elevated credit costs from the resolution of impaired loans

•	New Loan Volume – Originated new funded loan volume totaling $326 million, up $51 million or 19% from the prior quarter and up slightly from the same period last year.

•	Asset Management – Expanded the Arlington Fund to $409 million with additional equity invested in connection with the securitization of the program’s assets, which also resulted in the deconsolidation of the Fund’s assets and liabilities from NewStar’s financial statements as of June 26, 2014.

•	Credit Costs – Provision for credit losses increased $6.8 million from the prior quarter to $12.7 million due primarily to $9.2 million of additional specific charges taken in connection with the final resolutions of three impaired loans. As a result, charge-offs were also elevated in the quarter at $13.1 million, up from $8.1 million in the prior quarter.

•	Asset Quality – NPA balances remained flat at $90.4 million at the end of the second quarter, while the NPA rate increased to 4.3% from the prior quarter due primarily to a $203 million decrease in the loan portfolio resulting from the deconsolidation of the Arlington Fund.

•	Net Interest Margin – Margin narrowed to 3.04% for the second quarter from 3.50% due primarily to the accelerated recognition of deferred financing costs in connection with the repayment of the Arlington Fund’s credit facility in the second quarter and higher cost of funds from the term debt securitization completed in April 2014.

•	Funding – Completed eighth loan securitization totaling $348 million in April 2014 with a weighted average interest rate of Libor + 232 bps.

•	Stock Buyback Program – Repurchased $14.8 million of the Company’s common stock under the repurchase program authorized on May 5, 2014.

Boston, August 6, 2014 – NewStar Financial, Inc. (NASDAQ: NEWS), a specialized commercial finance company, today reported a consolidated net loss of $1.9 million, or $0.04 per diluted share for the second quarter of 2014. Net loss excluding the results of the Arlington Fund, a consolidated variable interest entity (“VIE”), was $1.3 million1. These results compare to net income of $6.2 million, or $0.12 per diluted share in the first quarter of 2014 and $5.6 million, or $0.11 per diluted share in the second quarter of 2013. Operating income (loss) before income taxes was $(3.1) million for the second quarter of 2014 compared to $9.4 million in the first quarter of 2014 and $9.3 million in the second quarter of 2013.

[1]	Net Income excluding the results of the Arlington Fund is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and pages 9 and 10 for reconciliation to GAAP net income.

“Credit costs were higher than expected this quarter due to the resolution of a handful of legacy impaired loans, which required us to take some higher than usual charges. Although those costs weighed on our financial performance, resulting in a small loss for the quarter, it allowed us to conclude several long term workouts,” said Tim Conway, NewStar’s Chairman and Chief Executive Officer. “Loan demand remained strong, however, and origination volume was up sharply from last quarter driven largely by loan demand derived from continued middle market M&A activity,” he added. “Importantly, our current new business pipelines reflect a continuation of this positive trend into the typically slower summer months and the pricing environment remains relatively stable. The recent increase in the Arlington Senior Loan Program and our plans for further expansion of our asset management activities reflects our continued belief that middle market lending offers the best relative value among credit investment options and NewStar is among only a few independent commercial lenders positioned to capitalize on it,” he concluded.

Managed and Owned Loan Portfolios

•	Total new funded loan volume was approximately $326 million in the second quarter compared to $275 million in the prior quarter and $319 million in the second quarter of the prior year. Higher volumes reflected somewhat higher demand for acquisition financing from financial sponsors compared to the prior quarter and increasing contributions from the Company’s asset-based lending and leasing business units.

•	Excluding loans in the Arlington Fund at March 31, 2014 and June 30, 2013, the owned loan portfolio was relatively consistent with the prior quarter, but up 17% from the second quarter of 2013, reflecting solid new loan volume in 2014.

•	The Leveraged Finance loan portfolio, excluding loans in the Arlington Fund at March 31, 2014 and June 30, 2013, was down 3% from the first quarter of 2014 at $1.8 billion, while asset-based loans and leases in our Business Credit portfolio increased 16% to $279 million.

•	Assets managed for third party institutional investors, including the Arlington Program and its predecessor, increased to $288 million at June 30, 2014 from $215 million at March 31, 2014.

•	Asset-based lending originated approximately $35 million and the equipment finance business originated approximately $20 million in the second quarter of 2014, or 17% of new loan volume retained on the balance sheet.

•	The owned loan portfolio remained balanced across industry sectors and highly diversified by issuer. As of June 30, 2014, no outstanding borrowings by a single obligor represented more than 1.6% of total loans outstanding, and the ten largest obligors comprised approximately 10.2% of the loan portfolio.

Arlington Fund (Senior Loan Program)

•	The size of the Arlington Fund was increased to $409 million from an original target size of $300 million through a planned recapitalization transaction in the second quarter that included investment of additional equity from third parties and the securitization of the Fund’s loan assets to provide program leverage consistent with the fund’s investment strategy. In connection with the transaction, the Arlington Fund was renamed NewStar Arlington Senior Loan Program (the “Arlington Program”).

•	On June 26, 2014, the Arlington Program completed a $409.4 million term debt securitization backed by a portfolio of middle market loans comprised of all the loans held by the Arlington Fund as well as certain of the Company’s loans designated as held-for-sale. A portion of the proceeds from the transaction was used to repay outstanding advances under the Class A and B Notes of the revolving credit facility. Following repayment of all outstanding loans, the Company’s membership interests in Arlington Fund were also redeemed and new membership interests in the Arlington Program were issued to other equity investors. As a result, the Company no longer has any ownership or financial interests in the Arlington Fund or its successor, the Arlington Program, except to the extent that it receives management fees as collateral manager of the Arlington Program.

•	Because the Company is not considered the primary beneficiary of the Arlington Program, it will not consolidate the Arlington Program’s operating results or statements of financial position as of June 26, 2014 and the Company deconsolidated the Arlington Fund from its statement of financial position as of that date.

•	Loans managed for the benefit of the Arlington Program (and its predecessor) increased to $239.4 million as of June 30, 2014 from $165 million as of March 31, 2014. At June 30, 2014, loans held-for-sale included $14.5 million of loans intended to be sold to the Arlington Program.

•	The net results (after-tax) of the Fund included in NewStar’s financial statements as a consolidated VIE were $0.02 million in the second quarter, down from $0.7 million in the first quarter of 2014. The Company does not expect to report further net results of the Fund in its financial statements as a consolidated VIE except as shown in prior periods.

Net Interest Income / Margin

•	Net interest income decreased to $19.6 million for the second quarter of 2014 compared to $21.8 million for the first quarter of 2014 and $25.2 million in the second quarter of 2013.

•	The portfolio yield decreased to 6.14% in the second quarter of 2014 compared to 6.18% in the prior quarter, and 7.33% in the second quarter of 2013, reflecting the impact of lower yields on new loan volume and repricings and recognition of deferred interest income during the second quarter of 2013 on problem loans resolved during that quarter.

•	Net interest margin narrowed to 3.04% for the second quarter of 2014 compared to 3.50% for the first quarter of 2014 as interest expense increased $2.6 million from the first quarter due to accelerated amortization of deferred fees from the repayment of the Arlington Fund’s credit facility and higher cost of funds from the term debt securitization completed in April 2014.

•	Excluding the Arlington Fund, the net interest margin would have been 3.30% in the second quarter.

Non-Interest Income

•	Non-interest income was $1.7 million for the second quarter of 2014, down from $6.7 million for the first quarter of 2014, and up slightly from $1.5 million for the second quarter of 2013. The change from the first quarter was due primarily to gains during the first quarter of 2014 totaling $6.5 million recognized from the sale of equity retained in prior debt restructurings, which were partially offset by a $1.6 million loss during the first quarter of 2014 recognized through equity method of accounting for interests in impaired borrowers.

•	Other non-interest income in the second quarter of 2014 consisted primarily of $0.4 million of unused fees on revolving credit commitments, $0.2 million of amendment and exit fees, and $0.2 million of fees generated by Business Credit. It also included approximately $0.6 million of revenue related to OREO currently being managed by the Company, which was offset by related OREO costs included in general and administrative expenses.

Credit Performance

•	Total credit costs (including provision for credit losses and losses on OREO or interests retained in connection with workouts of impaired loans) in the second quarter of 2014 increased by $6.8 million to $12.7 million from $5.8 million in the prior quarter primarily due to $9.2 million of specific provisions in connection with final resolutions of three impaired loans.

•	Total specific provision expense was approximately $13.9 million in the second quarter of 2014, up from $4.1 million in the prior quarter.

•	The allowance for credit losses was $39.1 million, or 1.87% of consolidated loans and approximately 50% of NPLs, at June 30, 2014, compared to $39.6 million, or 1.72% of loans and approximately 52% of NPLs, at March 31, 2014.

•	Non-performing assets were relatively consistent at $90.4 million at June 30, 2014 compared to $89.9 at the end of the prior period. Although two legacy impaired loans and one 2010 vintage loan totaling approximately $11.6 and $11.4 million, respectively, were placed on non-accrual in the quarter, they were offset by $9.3 million of repayments and net charge-offs of $13.2 million in the period.

•	At June 30, 2014, loans with an aggregate outstanding balance of $77.5 million (net of charge-offs), or 3.70% of loans, were on non-accrual status compared to loans with an aggregate outstanding balance of $76.6 million (net of charge-offs), or 3.33% of consolidated loans at March 31, 2014. Non-performing assets, net of charge-offs, specific reserves and other adjustments were $90.4 million, or 4.29% of loans as of June 30, 2014.

Expenses

•	Operating expenses declined 3% to $11.8 million in the second quarter of 2014 as compared to the first quarter of 2014.

•	Excluding non-cash equity compensation[2], operating expenses were $11.2 million in the second quarter compared to $11.5 million in the first quarter of 2014, or 1.8% of average assets on an annualized basis for each period.

•	The efficiency ratio excluding non-cash equity compensation[3] in the second quarter of 2014 was 52.92% compared to 40.39% in the prior quarter, reflecting lower net interest income due primarily to $1.2 million of accelerated amortization of deferred financing costs related to Arlington Fund.

•	The Company had 98 full-time employees as of June 30, 2014 and March 31, 2014.

Income Taxes

•	Deferred income taxes decreased to $24.2 million as of June 30, 2014 compared to $27.6 million as of March 31, 2014 due primarily to charge-offs in the second quarter of 2014.

•	Approximately $17.3 million and $7.6 million of the deferred tax asset as of June 30, 2014 were related to our allowance for credit losses and equity compensation, respectively.

Funding and Capital

•	Total cash and equivalents as of June 30, 2014 were $219.5 million, of which $53.3 million was unrestricted. Unrestricted cash increased from approximately $24.1 million at March 31, 2014 due primarily to the timing of cash distributions from CLO trusts. Restricted cash increased to approximately $166.1 million from approximately $103.6 million (excluding cash at the Arlington Fund) due primarily to timing differences in settlement dates of CLO trusts and other non-recourse, secured financing arrangements.

•	Advances under credit facilities (excluding the Arlington Fund at March 31, 2014) decreased by approximately $151 million due primarily to repayment of advances from the proceeds of a new term debt securitization issuance.

[2]	Operating expenses excluding non-cash equity compensation is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 13 for reconciliation of non-GAAP to GAAP measurements.
[3]	Efficiency ratio excluding non-cash equity compensation is a non-GAAP measure. See “Non-GAAP Financial Measures” at the end of this press release and page 13 for reconciliation of non-GAAP to GAAP measurements.

•	A credit facility provided by Wells Fargo used to fund asset based lending activity was amended during the quarter to increase the commitment amount by $25.0 million to $100.0 million with the addition of a new lender to the syndicate.

•	Term debt increased by approximately $193 million to $1.6 billion at June 30, 2014 due primarily to the completion of a $348.4 million term debt securitization in April 2014 (see below), which was partially offset by the repayment of CLO notes from principal collections on loans held in amortizing CLO trusts that were completed during 2006 and 2007. The corporate credit facility was amended during the second quarter to increase the commitment and the amount borrowed by $10.0 million to $238.5 million.

•	Completed eighth term debt securitization totaling $348.4 million in April 2014. All floating rate notes were priced at par to yield a weighted average spread of approximately Libor plus 232 bps. The Company placed various classes of rated notes totaling approximately $290 million with investors, which represented an advance rate of approximately 83% of the CLO trust’s assets.

•	Total debt (excluding the Arlington Fund at March 31, 2014) increased by approximately $40.9 million to $1,777.5 million at June 30, 2014, which led to an increase in balance sheet leverage to 2.9x from 2.8x at March 31, 2014 (excluding the Arlington Fund at March 31, 2014). The increase was due primarily to the new CLO completed during April 2014, partially offset by run-off of loans held in CLOs completed in 2006 and 2007 and lower advances under the credit facilities with Wells Fargo.

Equity

•	On May 5, 2014, the Board of Directors authorized the repurchase of up to $20 million of the company’s common stock from time to time on the open market or in privately negotiated transactions. The timing and amount of any shares purchased will be determined by the company’s management based on its evaluation of market conditions and other factors. The repurchase program, which will expire on April 30, 2015 unless extended by the Board of Directors, may be suspended or discontinued at any time without notice. As of June 30, 2014, the company had purchased $14.8 million of its common stock under the program, which was subsequently completed in July.

•	Book value per share was $12.62 at the end of the second quarter of 2014, down $0.14 from $12.76 at the end of the prior quarter primarily due to the net settlement of warrants to purchase common stock and net income (loss).

•	Average diluted shares outstanding would have been 52.1 million shares for the quarter, which was down slightly from 52.8 million shares for the prior quarter. Total outstanding shares at June 30, 2014 were 48.3 million, down from 48.9 million at March 31, 2014.

Conference Call and Webcast

NewStar will host a webcast/conference call to discuss the results today at 10:00 am Eastern Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing 877-755-7419 approximately 5-10 minutes prior to the call. International callers should dial 973-200-3080. All callers should reference “NewStar Financial.”

For convenience, an archived replay of the call will be available through August 13, 2014 by dialing 855-859-2056. International callers should call 404-537-3406. For all replays, please use the passcode 77928969. The audio replay will also be available through the Investor Relations section at www.newstarfin.com.

About NewStar Financial

NewStar Financial Inc. (NASDAQ:NEWS) is a specialized commercial finance company focused on meeting the complex financing needs of companies and private investors in the middle market. The Company specializes in providing senior secured debt financing options to mid-sized companies to fund working capital, growth strategies, acquisition and recapitalization, as well as, equipment purchases. NewStar originates loans and leases directly through a team of experienced, senior bankers and marketing officers organized around key industry and market segments. The Company targets ‘hold’ positions of up to $35 million and selectively underwrites or arranges larger transactions for syndication to other lenders.

NewStar is headquartered in Boston MA and has regional offices in Darien CT, Atlanta GA, Chicago IL, Dallas TX, Los Angeles CA, New York, NY, Portland OR and San Francisco CA. For more detailed information, please visit our website at www.newstarfin.com.

For information contact:

Robert K. Brown	Brian J. Fischesser
500 Boylston St., Suite 1250	500 Boylston St., Suite 1250
Boston, MA 02116	Boston, MA 02116
P. 617.848.2558	P. 617.848.2512
F. 617.848.4390	F. 617.848.4398
rbrown@newstarfin.com	bfischesser@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding loan demand and expansion of asset management activities. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, strategic plans, the market price for NewStar’s stock prevailing from time to time, the nature of other investment opportunities presented to NewStar from time to time, objectives, future performance, financing plans and business. As such, they are subject to material risks and uncertainties, including our limited operating history; the general state of the economy; our ability to compete effectively in a highly competitive industry; and the impact of federal, state and local laws and regulations that govern non-depository commercial lenders and businesses generally.

More detailed information about these risk factors can be found in NewStar’s filings with the Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2013 Annual Report on Form 10-K, as supplemented by the Risk Factors contained in our Quarterly Reports on Form 10-Q. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. NewStar plans to file its Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 with the SEC on or before August 11, 2014 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

Net income excluding the Arlington Fund (“Managed VIEs”) is a non-GAAP performance measure that we use to assess our business without giving effect to the consolidation of the Arlington Fund in applicable periods. Although, we consolidate all of the assets and liabilities of the Arlington Fund in accordance with GAAP, our maximum exposure to loss is limited to our investments in membership interests in Arlington Fund as well as our loan receivable and any accrued management fees receivable by us from the Arlington Fund. Since these items that define our economic relationship with Arlington Fund are eliminated upon consolidation, management uses net income excluding managed VIEs to assess its core economic performance. In addition, we manage the assets of the Arlington Fund solely for the benefit of its investors and lenders. If we were to liquidate, the assets of the Arlington Fund would not be available to our general creditors, and as a result, we do not consider the assets of the Arlington Fund to be part our assets. Conversely, the investors in the debt of Arlington Fund have no recourse to our general assets. Therefore, the Arlington Fund’s debt is not considered the Company’s obligation.

Net interest margin excluding the Arlington Fund means net interest income excluding the net interest income from the Arlington Fund plus the interest income from the Company’s B Note with the Arlington Fund divided by average interest earning assets less the average interest earning assets of the Arlington fund plus the average balance of the Company’s B Note with the Arlington Fund. A calculation of net interest margin excluding the Arlington Fund is included on page 13 of this release.

References to “risk-adjusted revenue” mean the sum of net interest income after provision for credit losses as determined under GAAP and non-interest income as determined under GAAP. NewStar management uses “risk adjusted revenue” to make operational and investment decisions, and NewStar believes that it provides useful information to investors in their evaluation of our financial performance and condition. A calculation of risk-adjusted revenue is included on page 13 of this release.

References to “operating expenses, excluding non-cash equity compensation” mean operating expenses as determined under GAAP, excluding compensation expense related to restricted stock grants and option grants. GAAP requires that these items be included in operating expenses. NewStar management uses “operating expenses, excluding non-cash equity compensation” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding the financial results and expenses incurred in connection with the compensation expense related to restricted stock grants and option grants eliminates unique amounts that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of operating expenses, excluding non-cash equity compensation to operating expenses is included on page 13 of this release.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
Assets:

Cash and cash equivalents	$53,321	$24,063	$43,401	$83,390
Restricted cash	166,149	103,571	167,920	228,330
Investments in debt securities, available-for-sale	16,545	22,544	22,198	21,099
Loans held-for-sale, net	44,314	30,045	14,831	20,894
Loans and leases, net	2,034,940	2,080,553	2,095,250	1,743,163
Deferred financing costs, net	22,442	20,132	21,386	19,527
Interest receivable	6,764	7,080	7,415	8,547
Property and equipment, net	748	765	833	334
Deferred income taxes, net	24,624	27,574	30,238	32,144
Income tax receivable	9,398	607	2,007	10,722
Other assets	31,670	41,980	24,983	25,761

Subtotal	2,410,915	2,358,914	2,430,462	2,193,911
Assets of Consolidated Variable Interest Entity (VIE):
Cash and cash equivalents		—	—	457
Restricted cash		5,723	1,950	1,160
Loans, net		163,988	171,427	84,329
Deferred financing costs, net		938	997	1,067
Interest receivable		793	1,079	459
Other assets		808	946	252

Total assets of Consolidated VIE		172,250	176,399	87,724

Total assets	$2,410,915	$2,531,164	$2,606,861	$2,281,635

Liabilities:

Credit facilities	$149,025	$300,508	$332,158	$249,717
Term debt	1,570,961	1,378,313	1,412,374	1,295,079
Repurchase agreements	57,515	57,739	67,954	27,761
Accrued interest payable	4,430	4,275	6,333	7,467
Accounts payable	380	584	588	1,023
Other liabilities	19,503	20,226	19,623	24,917

Subtotal	1,801,814	1,761,645	1,839,030	1,605,964
Liabilities of Consolidated VIE:
Credit facilities		114,844	120,344	51,185
Accrued interest payable - credit facilities		438	434	292
Subordinated debt - Fund membership interest		30,000	30,000	21,791
Accrued interest payable - Fund membership interest		180	843	349
Accounts payable		—	—	247
Other liabilities		—	—	71

Total liabilities of Consolidated VIE:		145,462	151,621	73,935

Total liabilities	1,801,814	1,907,107	1,990,651	1,679,899

NewStar Financial, Inc. stockholders’ equity	609,101	622,148	615,552	601,601
Retained earnings of Consolidated VIE		1,909	658	135

Total stockholders’ equity	609,101	624,057	616,210	601,736

Total liabilities and stockholders’ equity	$2,410,915	$2,531,164	$2,606,861	$2,281,635

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
Net interest income:
Interest income	$33,536	$33,127	$32,283	$34,891
Interest expense	13,868	12,501	12,173	9,908

Net interest income	19,668	20,626	20,110	24,983
Provision for credit losses	12,652	5,807	2,309	4,330

Net interest income after provision for credit losses	7,016	14,819	17,801	20,653

Non-interest income:
Fee income	462	770	1,079	1,183
Asset management income	30	25	511	652
Loss on derivatives	(13)	(4)	(12)	(45)
Gain (loss) on sale of loans	—	(166)	—	45
Other income	1,017	6,093	2,239	(374)

Total non-interest income	1,496	6,718	3,817	1,461
Operating expenses:
Compensation and benefits	7,803	7,759	7,652	8,735
General and administrative expenses	3,852	4,369	4,541	4,034

Total operating expenses	11,655	12,128	12,193	12,769

Operating income (loss) before income taxes	(3,143)	9,409	9,425	9,345
Results of Consolidated VIE
Interest income	2,615	2,653	2,430	900
Interest expense - credit facilities	1,987	878	853	334
Interest expense - Fund membership interest	697	595	571	349
Other income	221	8	17	16
Operating expenses	189	60	64	4

Net results from Consolidated VIE	(37)	1,128	959	229

Income (loss) before income taxes	(3,180)	10,537	10,384	9,574
Income tax expense (benefit)	(1,325)	4,334	4,024	3,930

Net income (loss)	$(1,855)	$6,203	$6,360	$5,644

Non-GAAP after tax adjustments to net income:
Net results of Consolidated VIE	22	(664)	(587)	(135)
Interest income from loan to Consolidated VIE (1)	209	220	199	109
Interest income from Fund membership interest (2)	194	58	58	34
VIE management fee (3)	145	157	147	49
Fund membership interest dividend	—	—	50	—

Net income (loss) excluding managed VIE	$(1,285)	$5,974	$6,227	$5,701

Net income (loss) per share:
Basic	$(0.04)	$0.13	$0.13	$0.12
Diluted	$(0.04)	$0.12	$0.12	$0.11

Net income (loss) excluding managed VIE per share:
Basic	$(0.03)	$0.12	$0.13	$0.12
Diluted	$(0.03)	$0.11	$0.12	$0.11

Weighted average shares outstanding:
Basic	48,881,893	48,730,152	48,673,204	47,965,873
Diluted	48,881,893	52,789,947	53,016,813	52,599,708

(1)	Interest income earned by NewStar from the B Note with Arlington Fund which is eliminated in consolidation of the VIE.
(2)	Interest income earned by NewStar from its membership interest in Arlington Fund which is characterized as debt for consolidation and eliminated in consolidation of the VIE.
(3)	Management fee earned by NewStar which is eliminated in consolidation of the VIE.

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Six Months Ended June 30,
($ in thousands, except per share amounts)	2014	2013
Net interest income:
Interest income	$66,663	$65,031
Interest expense	26,369	19,095

Net interest income	40,294	45,936
Provision for credit losses	18,459	5,048

Net interest income after provision for credit losses	21,835	40,888

Non-interest income:
Fee income	1,232	1,541
Asset management income	55	1,379
Loss on derivatives	(17)	(86)
Gain (loss) on sale of loans	(166)	72
Other income	7,110	1,658

Total non-interest income	8,214	4,564
Operating expenses:
Compensation and benefits	15,562	17,615
General and administrative expenses	8,221	8,065

Total operating expenses	23,783	25,680

Operating income before income taxes	6,266	19,772
Results of Consolidated VIE
Interest income	5,268	900
Interest expense - credit facilities	2,865	334
Interest expense - Fund membership interest	1,292	349
Other income	229	16
Operating expenses	249	4

Net results from Consolidated VIE	1,091	229

Income before income taxes	7,357	20,001
Income tax expense	3,009	8,203

Net income	$4,348	$11,798

Non-GAAP after tax adjustments to net income:
Net results of Consolidated VIE	(642)	(135)
Interest income from loan to Consolidated VIE (1)	429	109
Interest income from Fund membership interest (2)	252	34
VIE management fee (3)	302	49

Net income excluding managed VIE	$4,689	$11,855

Net income per share:
Basic	$0.09	$0.25
Diluted	$0.08	$0.22

Net income excluding managed VIE per share:
Basic	$0.10	$0.25
Diluted	$0.09	$0.22

Weighted average shares outstanding:
Basic	48,806,441	47,663,365
Diluted	52,492,687	52,931,260

(1)	Interest income earned by NewStar from the B Note with Arlington Fund which was eliminated in consolidation of the VIE
(2)	Interest income earned by NewStar from its membership interest in Arlington Fund which was characterized as debt for consolidation and eliminated in consolidation of the VIE.
(3)	Management fee earned by NewStar which was eliminated in consolidation of the VIE.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
Performance Ratios:
Return on average assets	(0.29)%	0.98%	1.01%	1.04%
Return on average equity	(1.20)	4.05	4.12	3.74
Net interest margin, before provision	3.04	3.50	3.41	4.68
Efficiency ratio	55.57	42.72	49.13	47.77
Portfolio yield	6.14	6.18	6.37	7.33

Credit Quality Ratios:
Delinquent loan rate for loans 60 days or more past due (at period end)	1.06%	1.51%	0.22%	1.15%
Delinquent loan rate for accruing loans 60 days or more past due (at period end)	—	—	—	0.65
Non-accrual loan rate (at period end)	3.70	3.33	3.04	2.49
Non-performing asset rate (at period end)	4.29	3.82	3.60	3.17
Annualized net charge off rate (end of period loans)	2.52	1.42	0.15	2.32
Annualized net charge off rate (average period loans)	2.25	1.41	0.17	2.25
Allowance for credit losses ratio (at period end)	1.87	1.72	1.80	2.07

Capital and Leverage Ratios:
Equity to assets	25.26%	24.65%	23.64%	26.37%
Debt to equity	2.92x	3.01x	3.18x	2.73
Book value per share	$12.62	$12.76	$12.66	$12.39

Average Balances:
Loans and other debt products, gross	$2,360,864	$2,347,674	$2,160,762	$1,958,041
Interest earning assets	2,583,346	2,528,474	2,457,831	2,159,458
Total assets	2,542,411	2,557,241	2,491,492	2,176,675
Interest bearing liabilities	2,040,371	1,905,993	1,838,145	1,522,542
Equity	621,113	620,467	613,007	605,059

Allowance for credit loss activity:
Balance as of beginning of period	$39,599	$41,854	$40,445	$45,499
General provision for credit losses	(1,204)	1,710	464	(2,120)
Specific provision for credit losses	13,856	4,097	1,845	6,450
Net charge offs	(13,152)	(8,062)	(900)	(10,870)

Balance as of end of period	$39,099	$39,599	$41,854	$38,959

Supplemental Data (at period end):
Investments in debt securities, gross	$19,298	$25,298	$25,298	$25,298
Loans held-for-sale, gross	44,456	30,205	14,897	21,028
Loans held-for-investment, gross	2,090,862	2,302,007	2,325,144	1,882,769

Loans and investments in debt securities, gross	2,154,616	2,357,510	2,365,339	1,929,095
Unused lines of credit	297,622	303,794	326,231	263,874
Standby letters of credit	7,694	6,791	6,880	5,443

Total funding commitments	$2,459,932	$2,668,095	$2,698,450	$2,198,412

Loans held-for-sale, gross	$44,456	$30,205	$14,897	$21,028
Loans held-for-investment, gross	2,090,862	2,302,007	2,325,144	1,882,769

Total loans, gross	2,135,318	2,332,212	2,340,041	1,903,797
Deferred fees, net	(17,469)	(18,444)	(17,130)	(16,982)
Allowance for loan losses - general	(18,552)	(19,843)	(18,099)	(17,682)
Allowance for loan losses - specific	(20,043)	(19,339)	(23,304)	(20,747)

Total loans, net	$2,079,254	$2,274,586	$2,281,508	$1,848,386

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Six Months Ended June 30,
($ in thousands)	2014	2013
Performance Ratios:
Return on average assets	0.34%	1.11%
Return on average equity	1.41	3.95
Net interest margin, before provision	3.26	4.44
Efficiency ratio	48.21	50.57
Portfolio yield	6.15	6.98

Credit Quality Ratios:
Annualized net charge off rate (end of period loans)	2.05	1.72
Annualized net charge off rate (average period loans)	1.83	1.72

Average Balances:
Loans and other debt products, gross	$2,358,956	$1,901,328
Interest earning assets	2,561,513	2,097,311
Total assets	2,552,492	2,150,600
Interest bearing liabilities	2,070,424	1,487,041
Equity	620,323	601,976

Allowance for credit loss activity:
Balance as of beginning of period	$41,854	$49,964
General provision for credit losses	506	(1,820)
Specific provision for credit losses	17,953	6,868
Net charge offs	(21,214)	(16,053)

Balance as of end of period	$39,099	$38,959

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
Performance Ratios:
Net interest margin excluding the Arlington Fund, before provision	3.30%	3.59%	3.49%	4.79%
Efficiency ratio	52.92	40.39	46.15	43.85

Consolidated Statement of Operations Adjustments (1):
Net interest income	$19,599	$21,806	$21,116	$25,200
Plus:
Interest income from loan to Consolidated VIE	359	373	325	185
Consolidated VIE net interest loss	69	—	—	—
Less: Consolidated VIE net interest income	—	1,180	1,006	217

Adjusted net interest income	$20,027	$20,999	$20,435	$25,168

Operating expenses	$11,844	$12,188	$12,257	$12,773
Less: non-cash equity compensation expense (2)	563	664	743	1,178

Adjusted operating expenses	$11,281	$11,524	$11,514	$11,595

Consolidated Average Balances Adjustments
Interest earning assets	$2,583,346	$2,528,474	$2,457,831	$2,159,458
Plus: Average balance of loan to Consolidated VIE	19,433	20,129	15,889	8,884
Less: VIE average interest earning assets	167,746	175,299	153,965	59,608

Adjusted interest earning assets	$2,435,033	$2,373,304	$2,319,755	$2,108,734

	Three Months Ended
	June 30, 2014	March 31, 2014	December 31, 2013	June 30, 2013
Risk-adjusted revenue
Net interest income after provision for credit losses	$6,947	$15,999	$18,807	$20,870
Non-interest income	1,717	6,726	3,834	1,477

Risk-adjusted revenue	$8,664	$22,725	$22,641	$22,347

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants and option grants.

NewStar Financial, Inc.

Non-GAAP Selected Financial Data

(unaudited)

	Six Months Ended June 30,
($ in thousands)	2014	2013
Performance Ratios:
Efficiency ratio	45.75	45.36

Consolidated Statement of Operations Adjustments (1):
Operating expenses	$24,032	$25,684
Less: non-cash equity compensation expense (2)	1,227	2,775

Adjusted operating expenses	$22,805	$22,909

	Six Months Ended June 30,
	2014	2013
Risk-adjusted revenue
Net interest income after provision for credit losses	$22,946	$41,105
Non-interest income	8,443	4,580

Risk-adjusted revenue	$31,389	$45,685

(1)	Adjustments are pre-tax.
(2)	Non-cash compensation charge related to restricted stock grants and option grants.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	June 30, 2014		March 31, 2014		December 31, 2013		June 30, 2013

Portfolio Data:
First mortgage	$109,781	5.1%	$122,803	5.2%	$123,029	5.2%	$121,982	6.3%
Senior secured asset-based	280,899	13.0	242,683	10.3	239,314	10.1	207,808	10.8
Senior secured cash flow	1,718,706	79.8	1,938,372	82.2	1,948,965	82.4	1,533,999	79.5
Other	45,230	2.1	53,652	2.3	54,031	2.3	65,306	3.4

Total	$2,154,616	100.0%	$2,357,510	100.0%	$2,365,339	100.0%	$1,929,095	100.0%

Leveraged Finance	$1,766,238	82.0%	$1,994,607	84.6%	$2,005,325	84.8%	$1,606,029	83.3%
Business Credit	278,597	12.9	240,100	10.2	236,985	10.0	201,084	10.4
Real Estate	109,781	5.1	122,803	5.2	123,029	5.2	121,982	6.3

Total	$2,154,616	100.0%	$2,357,510	100.0%	$2,365,339	100.0%	$1,929,095	100.0%

Managed loan portfolio
NewStar Financial, Inc. Loan portfolio	$2,154,616		$2,192,290		$2,192,694		$1,844,068
Loans owned by Arlington Program	239,435		—		—		—
Loans owned by Arlington Fund (1)	—		165,220		172,645		85,027
Loans owned by NewStar Credit
Opportunities Fund	48,260		50,179		93,263		446,377

Total	$2,442,311		$2,407,689		$2,458,602		$2,375,472

(1)	Consolidated as a Variable Interest Entity for periods prior to June 26, 2014